SETTLEMENT AGREEMENT

Howard Weiss [“Plaintiff”], on the one hand, and Ash Mascarenhas [“Ash”], Loyola Financial Services, Inc., Inform Worldwide Holdings, Inc. [“Inform”], and Soam Oil and Gas Investments, LLC [collectively, the “Settling Defendants”] enter into this mutual settlement and release agreement [the “Agreement”] dated December 20, 2006, for reference purposes only [the “Reference Date”], with respect to the following facts:

Recitals

A. On or about August 25, 2005, plaintiff loaned the principal cash sum of $250,000 to Inform [the “Loan”];

B. On or about August 25, 2005, in consideration of the Loan, Inform executed and delivered to Plaintiff the following agreements/instruments in favor of the Plaintiff:

i. A warrant to purchase common stock of Inform [the “Warrant”];

ii A registration rights pursuant to which Inform agreed, but failed to file, on or before February 21, 2006, a registration statement with the Securities and Exchange Commission in order to register the resale of the common stock subject to the Warrant [the “Registration Rights Agreement”];

iii A consulting agreement pursuant to which Inform retained the Plaintiff as its consultant [the “Consulting Agreement”] and agreed, but failed to pay, a consulting fee of $40,000.00 due November 23, 2005;

iv A secured promissory note pursuant to which Inform agreed, but failed to pay, the principal amount of $250,000.00, with interest, at the annual rate of 20%, all due and payable on November 23, 2005 [the “Note”];

C. On or about August 25, 2005, in further consideration of the Loan, Ash executed and delivered to Plaintiff the following agreements/instruments in favor of the Plaintiff:

i. A continuing unconditional guaranty [the “Guarantee”] pursuant to which Ash personally guaranteed—but failed to cure, Inform’s failure to timely repay the Loan in accordance with the terms of the Note;

ii A pledge agreement [the “Pledge Agreement”] pursuant to which Ash pledged, as security for his performance of the Guarantee, 150,000,000 shares of Inform common stock, represented by the following stock certificates [the “Certificates”] delivered to the Plaintiff with executed stock powers:

(a) Certificate #7122, bearing CUSIP #45666X 20 6, representing 100,000,000 shares registered in the name of Loyola Holdings, Inc.;

(b) Certificate #7123, bearing CUSIP #45666X 20 6, representing 20,000,000 shares registered in the name of Ambrose Venture Fund, LLC;

(c) Certificate #7124, bearing CUSIP #45666X 20 6, representing 30,000,000 shares registered in the name of Ashvin Mascarennhas;

C. On March 29, 2006, Plaintiff commenced and filed a lawsuit in the Los Angeles Superior Court, associated with case number BC 349789 [the “Lawsuit”], against the Settling Defendants arising out of the failure of Inform and Ash to perform their respective obligations under the Warrant, Registration Rights Agreement, Consulting Agreement, Note and Guarantee [collectively, the “Loan Docs”].

D. On September 01, 2006, Plaintiff filed a first amended complaint in the lawsuit on the basis of which the court issued a first amended summons, pursuant to which Sal Russo and Stephen A Weiss [collectively, “Add-On Defendants”] were added as named defendants. The Add-On Defendants are not parties to this Agreement; no payment to be made by the Settling Defendants hereunder is made on behalf of the Add-On Defendants; and no release to be granted by the Plaintiff hereunder is intended to release the Add-On Defendants.

E. Plaintiff and the Settling Defendants mutually desire to settle their respective disputes arising under the Loan Docs and/or embraced by the pleadings in the Lawsuit.

Agreement

NOW, THEREFORE, the parties agree:

1. Settlement Sum. Defendants jointly and severally agree to pay to Plaintiff the cash sum of three hundred twenty-five thousand dollars [the “Settlement Sum”] by wiring the Settlement Sum to the Plaintiff’s account no later than the close of business on December 22, 2006.

2. Restricted Shares. Defendants jointly and severally agree to deliver to Plaintiff, in certificated form, registered to the name of Howard Weiss, 10,000 shares of duly issued, fully paid and non-assessable Inform common stock [collectively, the “Settlement Shares”], subject only to the standard legends related to the Federal Securities Act notice of non-registration, and the California Corporate Securities Act notice of permit restrictions. Defendants further jointly and severally agree that if, at any time, or from time to time, IWWH shall determine to register or shall be required to register any of its common stock, the Company shall provide to Howard Weiss written notice thereof at least fifteen days prior to the filing of the registration statement by IWWH in connection with such registration, and include in such registration statement, and in any underwriting involved therein (and on the same terms and conditions provided under such underwriting, including any restrictions on sale thereunder), all of the Settlement Shares.

3. Relinquishment of Plaintiff’s Rights. In consideration of, and upon Plaintiff’s timely receipt of, the Settlement Sum and Settlement Shares: (a) Plaintiff agrees that he will be deemed to have relinquished any and all rights arising out of the Loan Docs; (b) Plaintiff agrees to relinquish, surrender and deliver the Loan Docs and Certificates to the Settling Defendants; (c) Plaintiff agrees to dismiss, with prejudice, the Lawsuit, as against the Settling Defendants only, each party to bear his own costs and attorney’s fees; and (d) Plaintiff shall be deemed to have granted the general release provided for hereinbelow.

4. Accord and Satisfaction. It is mutually understood and agreed that if any part of the Settlement Sum is not timely paid; and or the Settlement Shares are not timely delivered, Plaintiff will be discharged from his obligation to grant the release otherwise contemplated by this Agreement; and all claims of Plaintiff against the Settling Defendants arising out of the Loan, the Loan Docs and/or embraced by the Lawsuit shall have been preserved without derogation by reason of this Agreement.

5. Release Effective Date. The date of Plaintiff’s timely receipt of the Settlement Sum and Settlement Shares shall be the “Effective Date” of the general releases granted hereinbelow.

6. Plaintiff’s Grant of Release. On the Effective Date, Plaintiff does hereby release, acquit and forever discharge each of the Settling Defendants, and their respective officers, directors, successors, shareholders, agents, assigns, employees, representatives, from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, both known and unknown, arising out of, related to or in any way connected with the Loan, the Loan Docs and/or the Lawsuit, including costs and attorney’s fees.

7. Defendants’ Grant of Release. On the Effective Date, the Defendants, and each of them, do hereby release, acquit and forever discharge the Plaintiff, and his successors, agents, assigns, employees, and representatives, from any and all claims, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, both known and unknown, arising out of, related to, or in any way connected with the Loan, the Loan Docs and/or the Lawsuit, including costs and attorney’s fees.

8. No Admissions. It is understood and agreed that the settlement evidenced by this Agreement is a compromise of all claims herein referred to, whether past, present or future, that such claims are doubtful and disputed, and that execution of this Agreement is not to be construed as an admission of liability on the part of any party. Rather, liability is expressly denied.

9. No External Inducement. The consideration expressly mentioned herein is the only consideration paid or to be paid by said parties hereby released. No representations as to damages or liability have been made. The parties acknowledge that no other party, or agent, or attorney of any other party, has made any promise, or representa-tion or warranty to induce the releases granted under this Agreement, not herein expressly set forth, and no such promises, representations or warranties are relied upon as a consideration for the releases granted under this Agreement, or otherwise. 10. No Adverse Construal. The terms of this Agreement arose from negotiations and discussions between the parties, each of whom were represented by legal counsel. Accordingly, no claimed ambiguity in this Agreement shall be construed against any party claimed to have drafted or proposed the language in question.

11. Attorney’s Fees and Costs. In the event legal proceedings are initiated to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the losing party or parties its litigation expenses, costs and attorneys' fees at trial and on appeal.

12. 1542 Waiver. This Agreement is entered into and shall be governed by and interpreted in accordance with the laws of the State of California. Each party understands and agrees that this Agreement shall act as a full and final release of all claims, known or unknown, whether or not asserted, arising from the Loan, the Loan Docs and/or Lawsuit referred to herein; and each party expressly waives all rights or benefits available under Section 1542 of the Civil Code of the State of California, which provides as follows: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

13. Execution In Counter-Part. This Release may be executed in two counterparts, each of which shall be deemed an original.

WITNESS OUR SIGNATURES, this 20th day of December, 2006.

/s/ Howard Weiss Howard Weiss Dated: 12-22-06	/s/ Ash Mascarenhas Ash Mascarenhas Dated: 12-22-06
Inform Worldwide Holdings, Inc. By /s/ Ash Mascarenhas Ash Mascarenhas Dated: __________________	Loyola Financial Services, Inc. By /s/ Ash Mascarenhas Ash Mascarenhas Dated: 12-22-06
Soam Oil and Gas Investments, LLC By /s/ Ash Mascarenhas Ash Mascarenhas Dated: 12-22-06	Approved As To Form And Content: /s/ Paul Laurin Paul Laurin, Esq. Dated: 12-22-06 /s/ Robert Sherman Robert Sherman Dated: 12-22-06